SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC

                              FORM 8-K


                       CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                          Date of report
        (date of earliest event reported): November 30, 2000
                                          -------------------

                   Rhino Enterprises Group, Inc.
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      (Exact Name of Registrant as Specified in Its Charter)

                             Nevada
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            (State of Other Jurisdiction of Incorporation)

      0-29403                              88-0333844
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Commission File Number       (IRS Employer Identification Number)


  2925 LBJ Freeway, Suite 188, Dallas, Texas            75234
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  (Address of Principal executive Offices)           (Zip Code)

                           (972) 241-2669
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       (Registrant's Telephone Number, Including Area Code)


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  (Former Name or Former Address, If Changed Since Last Report)

Item 5: Other Events

     Effective November 30, 2000, Rhino Enterprises Group, Inc.
(the "Company") announced the appointment of an outside Board of Director member. This change will allow the Company to objectively pursue opportunities in new markets and to expand its operations into profitable markets and to reduce costs and expenses.

     As a part of this growth, the Company has accepted the resignations of certain members of the Board of Directors and Executive Officers who have previously assisted in the
development of the Company.   These resignations will allow for
significant cost reductions and will further allow the Company to focus all of its efforts and resources on generating profitable units and shareholder value.

     On November 22, 2000, the Company named George W. Flinn as a new member of the Board of Directors of the Company, Robert W.
Moehler and Daniel H. Weaver will continue to serve as members of the Board of Directors.

     Effective November 30, 2000, David H. Carl has resigned his position with the Company as a member of the Board of Directors. In the interim, Mr. Carl will stay employed by the Company to focus on the development and growth of one of the Company's business units.

     Effective November 30, 2000, David H. Young has resigned his position with the Company as Chief Operating Officer and Secretary of the Company and further as a member of the Company's Board of Directors. Mr. Young's duties as Secretary of the Company will be assumed by Daniel H. Weaver. Mr. Young's duties as Chief Operating Officer of the Company will be assumed by Robert W. Moehler, the Chief Executive Officer of the Company. Mr. Young left to pursue other business opportunities made available to him in the entrepreneurial world.

    George W. Flinn first joined the Company in May 1999 as Vice President of Human Resources and on May 1, 2000 accepted a similar position with Digital Information & Virtual Access, Inc. A former Marine Lieutenant Colonel, he received a Bachelor of Science Degree from the U.S. Naval Academy in 1971. He has extensive experience in the areas of leadership, management, operations, human resources, process improvement and corporate communication. He served as an infantry officer from 1971-1991. Key responsibilities included: aide-de-camp to the Commandant of the Marine Corps from 1976-1979; Commanding Officer of Marine Recruiting Station in Cincinnati, Ohio from 1983-1986; and Commanding Officer of a 1,500 man Battalion Landing Team during Operation Desert Storm/Desert Shield. After leaving the Marine Corps in December of 1991, he worked for eight years for Harris Chemical Group, a manufacturer of inorganic extractive minerals. His responsibilities were as Director of Human Resources, Director of Quality/Communications and Director of Corporate Communications supporting 3,500 employees at 31 sites on three continents. Mr. Flinn will now serve as a Director of the Company.